Exhibit 99.1

MEI Pharma Announces Planned Chief Financial Officer Transition

Brian Drazba, Chief Financial Officer of MEI Pharma, to Retire at the End of 2021

SAN DIEGO, August 5, 2021 — MEI Pharma, Inc. (NASDAQ: MEIP), a late-stage pharmaceutical company focused on advancing new therapies for cancer, today announced that Brian Drazba, chief financial officer of MEI Pharma, has informed the company that he is retiring. Mr. Drazba, an industry veteran who has overseen financial operations since joining in April 2017, will continue to serve in his current role and provide transitional support through the end of 2021.

“On behalf of the entire MEI team, I would like to thank Brian for his contributions and leadership over the last four years,” said Daniel P. Gold, Ph.D., president and chief executive officer of MEI Pharma. “Brian has played a prominent role in MEI’s growth over the years and in building and strengthening the company’s financial infrastructure. I personally wish Brian all the best in his next chapter.”

Ahead of Mr. Drazba’s retirement, the company has initiated a search for a new chief financial officer.

About MEI Pharma

MEI Pharma, Inc. (Nasdaq: MEIP) is a late-stage pharmaceutical company focused on developing potential new therapies for cancer. MEI Pharma’s portfolio of drug candidates contains four clinical-stage assets, including zandelisib, currently in multiple ongoing clinical trials which may support marketing approvals with the U.S. Food and Drug Administration and other regulatory authorities globally. Each of MEI Pharma’s pipeline candidates leverages a different mechanism of action with the objective of developing therapeutic options that are: (1) differentiated, (2) address unmet medical needs and (3) deliver improved benefit to patients either as standalone treatments or in combination with other therapeutic options. For more information, please visit www.meipharma.com. Follow us on Twitter @MEI_Pharma and on LinkedIn.

Forward-Looking Statements

Under U.S. law, a new drug cannot be marketed until it has been investigated in clinical studies and approved by the FDA as being safe and effective for the intended use. Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the

“safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our failure to successfully commercialize our product candidates; costs and delays in the development and or FDA approval, or the failure to obtain such approval, of our product candidates; uncertainties or differences in interpretation in clinical trial results; the impact of the COVID-19 pandemic on our industry and individual companies, including on our counterparties, the supply chain, the execution of our clinical development programs, our access to financing and the allocation of government resources; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.

Contacts:

David A. Walsey

Tel: 858-369-7104

investor@meipharma.com

Jason I. Spark

Canale Communications for MEI

Tel: 619-849-6005

jason.spark@canalecomm.com